UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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AVALARA, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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Seattle, Washington

April 29, 2019

Dear Shareholders:

You are cordially invited to attend the Avalara, Inc. 2019 Annual Meeting of Shareholders on June 19, 2019 at 10:00 a.m. (Pacific Time). The meeting will be held at Avalara’s offices located at 255 South King Street, Suite 1800, Seattle, Washington 98104. Our Board of Directors has fixed the close of business on April 22, 2019 as the record date for determining those holders of our common stock entitled to notice of, and to vote at, the annual meeting of our shareholders and any adjournments thereof.

The Notice of Annual Meeting and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted at the annual meeting, including proposals for the election of directors and ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Our Board of Directors recommends that you vote FOR each of the proposals described in this Proxy Statement.

Your vote is very important. Please vote your shares promptly, whether or not you expect to attend the annual meeting in person. You may vote by Internet or, if you requested printed proxy materials, by mailing a proxy or voting instruction card. If you attend the annual meeting, you may vote in person if you wish, even if you previously submitted your vote. If your shares are held through a broker, bank, or other holder of record and you wish to vote in person at the annual meeting, you must obtain a legal proxy issued in your name from your broker, bank, or other holder of record.

On behalf of our Board of Directors, thank you for your continued investment in Avalara.

Sincerely,

Scott M. McFarlane

Chairman and Chief Executive Officer

AVALARA, INC.

255 South King Street, Suite 1800

Seattle, WA 98104

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2019 Annual Meeting of Shareholders of Avalara, Inc. (the “Annual Meeting”) will be held at Avalara’s offices located at 255 South King Street, Suite 1800, Seattle, Washington, 98104 on June 19, 2019 at 10:00 a.m. (Pacific Time) for the following purposes:

1.

To elect three directors nominated by our Board of Directors to serve until the 2022 Annual Meeting of Shareholders and one director nominated by our Board of Directors to serve until the 2021 Annual Meeting of Shareholders;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

3.	To transact such other business as may properly come before the Annual Meeting.

Only shareholders of record of our common stock at the close of business on April 22, 2019 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

In accordance with Securities and Exchange Commission rules, we are sending a Notice of Internet Availability of Proxy Materials on or about April 29, 2019, and are providing access to our proxy materials over the Internet on or before that date, to the holders of record of our common stock as of the close of business on the Record Date.

Holders of our common stock and persons holding proxies from such shareholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank, or other nominee, you must bring a proxy from that broker, trust, bank, or other nominee that confirms you are the beneficial owner of those shares.

By order of the Board of Directors,

Alesia L. Pinney

Executive Vice President, General Counsel, and Secretary

Seattle, Washington

April 29, 2019

Important Notice Regarding the Availability of Proxy Materials

For the Shareholder Meeting To Be Held on June 19, 2019

This Avalara, Inc. Proxy Statement and the 2018 Annual Report of Avalara, Inc. are available at:

http://www.astproxyportal.com/ast/22225

AVALARA, INC.

255 South King Street, Suite 1800

Seattle, WA 98104

PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION ABOUT SOLICITATION AND VOTING

This proxy statement is being furnished to the shareholders of Avalara, Inc. (“Avalara,” “we,” “us,” “our,” or the “Company”), a Washington corporation, in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting of shareholders to be held at our Seattle office located at 255 South King Street, Suite 1800, Seattle, Washington 98104, on June 19, 2019 at 10:00 a.m. (Pacific Time) (the “Annual Meeting”), and at any adjournments or postponements thereof. At the Annual Meeting, holders of our common stock will be asked to vote upon: (i) the election of three Class I directors to serve until the annual meeting of shareholders to be held in 2022 and one Class III director to serve until the annual meeting of shareholders to be held in 2021, or until their successors are duly elected and qualified and (ii) the approval of the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019. In addition, shareholders may be asked to consider and vote upon other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof.

The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting and the accompanying form of proxy were first distributed and made available on the Internet to shareholders on or about April 29, 2019. An annual report for the year ended December 31, 2018 is available with this proxy statement and can be accessed by following the instructions in the Notice of Internet Availability of Proxy Materials.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may vote by mail and includes instructions on how to obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Annual Meeting

You are receiving this proxy statement because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this proxy statement. This proxy statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.

Record Date; Outstanding Shares; Quorum

Only holders of record of our common stock at the close of business on the record date, which is April 22, 2019, will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on the record date, there were 69,948,997 shares of our common stock outstanding and entitled to vote.

Pursuant to our bylaws, the holders of a majority of the votes entitled to be cast at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. Each of our shareholders is entitled to one vote for each outstanding share of common stock held as of the record date on each matter properly submitted to the shareholders for their vote. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. For at least ten days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder, for any purpose germane to the Annual Meeting, during ordinary business hours at our principal office at 255 South King Street, Suite 1800, Seattle, Washington 98104.

Voting Rights; Required Vote

In deciding all matters at the Annual Meeting, as of the close of business on the record date, each share of common stock represents one vote. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the record date, including (1) shares held directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Shareholder of Record: Shares Registered in Your Name. If, on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the shareholder of record with respect to those shares. As a shareholder of record, you may vote at the Annual Meeting or vote through the Internet, or, if you request or receive paper proxy materials, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the record date, your shares were held in an account with a brokerage firm, bank, or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee, who is considered the shareholder of record for the shares, on how to vote the shares held in your account, and your nominee should have enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because you are not the shareholder of record, in order to vote your shares at the Annual Meeting, you must request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Director elections are determined by a plurality of votes of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, which means that the three properly nominated individuals receiving the highest number of “FOR” votes will be elected as Class I directors and the one properly nominated individual receiving the highest number of “FOR” votes will be elected as a Class III director. You may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL

NOMINEES,” or vote “FOR ALL EXCEPT” one or any of the nominees you specify. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.

Effect of Abstentions

If an executed proxy is returned and the shareholder has specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum, but will not be considered to have been voted for or against such matter. As such, an abstention will have no effect on Proposal No. 2 (the vote for the ratification of our independent registered public accounting firm, Deloitte & Touche LLP for the year ending December 31, 2019), which is the only proposal for which abstention is an option.

Effect of “Broker Non-Votes”

If your shares are held by your broker, bank, or other agent as your nominee (that is, in “street name”), you will need to obtain a voting form from the institution that holds your shares and follow the instructions included on that voting form regarding how to instruct your broker, bank, or other agent to vote your shares. If you do not give instructions to your broker, bank, or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine on which your broker, bank, or other agent may vote shares held in street name in the absence of your voting instructions, such as the vote for ratification of our independent registered public accounting firm. On non-discretionary items, such as the vote for the election of directors, if you do not give instructions to your broker, bank, or other agent, the shares will not be voted and will be treated as “broker non-votes.”

If your shares are held by a broker, bank, or other agent holding shares in street name and you do not instruct the broker as to how to vote these shares on Proposal No. 1, the broker may not exercise discretion to vote on that proposal, which will result in a “broker non-vote.” Because “broker non-votes” are not voted affirmatively or negatively, they will have no effect on the outcome of Proposal No. 1. With respect to Proposal No. 2, ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019, a broker, bank, or other agent may exercise its discretion to vote for or against that proposal in the absence of your instruction.

Recommendations of Our Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

Our Board of Directors recommends that you vote “FOR ALL NOMINEES” of the Class I directors and Class III director named in this proxy statement, or Proposal No. 1, and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019, or Proposal No. 2.

Voting Instructions; Voting of Proxies

If you are a shareholder of record, you may:

•	Vote in person – shareholders who attend the Annual Meeting may vote in person;

•	Vote through the Internet – in order to do so, please follow the instructions shown on your proxy card; or

•

Vote by mail – if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign, and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to American Stock Transfer, ATTN: Proxy Dept., 6201 15th Avenue, Brooklyn, NY 11219. Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.

The Company is incorporated under Washington law, which specifically permits electronically transmitted proxies, provided that the transmission must either set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each shareholder by use of a control number to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time on June 18, 2019. Submitting your proxy through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the shareholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. For Proposal No. 1, you may vote “FOR ALL NOMINEES” to our Board of Directors, “WITHHOLD AUTHORITY FOR ALL NOMINEES,” or vote “FOR ALL EXCEPT” one or any of the nominees you specify. For Proposal No. 2, you may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of Proposal No. 1.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card through the Internet or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign, and return each proxy card you received to ensure that all of your shares are voted.

Solicitation of Proxies and Expenses

We will pay the expenses of soliciting proxies, including preparation, assembly, printing, and mailing of this proxy statement, the proxy, and any other information furnished to shareholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees, and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

A shareholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	Delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;

•	Signing and delivering a proxy bearing a later date;

•	Voting again through the Internet; or

•	Attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of the Company. Our Corporate Governance Guidelines are posted on our investor relations website, which is located at https://investor.avalara.com, under the heading “Governance.” Our Nominating and Corporate Governance Committee periodically reviews and assesses the adequacy of these guidelines and would recommend any proposed changes to the Board for approval.

Board Leadership Structure

In accordance with the Company’s bylaws, our Corporate Governance Guidelines provide that the Board may, in its discretion, elect a Chairperson of the Board from among the members of the Board. The Board has no policy mandating the separation of the offices of the Chairperson of the Board and the Chief Executive Officer and believes that it should maintain flexibility in determining a board leadership structure appropriate for us from time to time.

Our Board of Directors believes that we and our shareholders currently are best served by Scott McFarlane, our Chief Executive Officer, also serving as Chairman of our Board of Directors, considering his experience, expertise, knowledge of our business and operations, and strategic vision. As Chairman, Mr. McFarlane presides over meetings of the Board of Directors, and holds such other powers and carries out such other duties as are customarily carried out by the chairman of a board of directors.

Our independent directors have appointed Gary Waterman to serve as our Lead Independent Director. As Lead Independent Director, Mr. Waterman presides over periodic meetings of our independent directors, serves as a liaison between our Chairman and the independent directors, and performs such additional duties as our Board of Directors may otherwise determine and delegate.

Our Board of Directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our Board of Directors, a strong committee system, and sound corporate governance policies and practices.

Our Board of Directors’ Role in Risk Oversight

Our Board of Directors is actively involved in the oversight of our risk management process. Our Board does not have a standing risk management committee, but administers this oversight function directly through the board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor these exposures; our Compensation and Leadership Development Committee monitors and reviews with management our major compensation-related risk exposures, including whether any of our compensation policies and programs has the potential to encourage excessive risk-taking; our Nominating and Corporate Governance Committee monitors and reviews with management our corporate governance policies; and our Board is responsible for monitoring and assessing strategic risk exposure and other risks not covered by our committees, including cybersecurity risks.

The full Board of Directors, or the appropriate committee, receives reports on risks facing Avalara from our Chief Executive Officer or other members of management to enable it to understand our risk identification, management, and mitigation strategies. We believe that our Board’s leadership structure supports effective risk management because it allows the independent directors at the Board level and on our committees to exercise oversight over management.

Board and Committee Meetings and Attendance

During 2018, our Board of Directors held five meetings; the Audit Committee held six meetings; the Compensation and Leadership Development Committee held six meetings; and the Nominating and Corporate Governance Committee held four meetings.

During 2018, each incumbent director who was on the Board attended at least 75% of the aggregate number of meetings of the Board of Directors and the aggregate of all meetings of the committees on which he or she served that were held during the period in which such director served during 2018.

Board Attendance at Annual Shareholders’ Meeting

We encourage directors to attend our annual meetings of shareholders. We completed our initial public offering in June 2018 and did not have an annual meeting of shareholders in 2018.

Presiding Director of Non-Employee Director Meetings

The non-employee directors meet in regularly scheduled executive sessions without management. Our Lead Independent Director, currently Mr. Waterman, is the presiding director at these meetings.

Communications with Directors

Shareholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of our Board of Directors, or a specific member of our Board of Directors (including our Chairman or Lead Independent Director, if any) may do so by letters addressed to the attention of our Corporate Secretary.

All communications are reviewed by the Corporate Secretary and provided to the members of our Board of Directors as appropriate. Unsolicited items, sales materials, abusive, threatening, or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our Board of Directors will not be provided to directors.

The address for these communications is:

Avalara, Inc.

c/o Corporate Secretary

255 South King Street, Suite 1800

Seattle, WA 98104

Director Independence

Our common stock is listed on the New York Stock Exchange. The listing rules of the New York Stock Exchange generally require that a majority of the members of a listed company’s board of directors be independent within one year following the completion of an initial public offering. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and governance committees be independent.

Audit Committee members also must satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, or be an affiliated person of the listed company or any of its subsidiaries. Compensation and Leadership Development Committee members also must satisfy the independence criteria as required by Rule 10C-1 under the Exchange Act.

Our Board of Directors has reviewed its composition, the composition of its committees, and the independence of each director. Our Board of Directors has determined that none of our current directors or directors who served at any time during 2018 has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the New York Stock Exchange, except for Mr. McFarlane by virtue of his position as our Chief Executive Officer and Jared Vogt, during his term of service on the Board, by virtue of his position as our Founder–Special Projects. Accordingly, a majority of our directors are independent, as required under applicable New York Stock Exchange rules. In making this determination, our Board of Directors considered the current and prior relationships that each director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock and service to other entities who purchase our solutions.

BOARD COMMITTEES

Our Board of Directors has established an Audit Committee, a Compensation and Leadership Development Committee, and a Nominating and Corporate Governance Committee. Our Board of Directors may establish other committees to facilitate the management of our business from time to time.

Our Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation and Leadership Development Committee, and the Nominating and Corporate Governance Committee that satisfies applicable rules of the SEC and the listing standards of the New York Stock Exchange. Copies of the charters for each committee are available on our investor relations website, which is located at https://investor.avalara.com, by clicking on “Committee Charters” under the heading “Governance.” The composition and responsibilities of each of the committees of our Board of Directors are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee

Our Audit Committee consists of Marion Foote, Benjamin Goux, Tami Reller, and Chelsea Stoner, each of whom our Board of Directors has determined to be independent under New York Stock Exchange listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chair of our Audit Committee is Ms. Foote. Our Board of Directors has determined that each of Ms. Foote, Mr. Goux, Ms. Reller, and Ms. Stoner is an “audit committee financial expert” within the meaning of SEC regulations. Our Board of Directors also has determined that each member of our Audit Committee has the requisite financial expertise under the applicable requirements of the New York Stock Exchange. In arriving at this determination, our Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. The Audit Committee’s primary functions include, among other things:

•	Appointing, compensating, retaining, and overseeing our independent registered public accounting firm;

•	Approving in advance all audit and non-audit fees of and services performed by our independent registered public accounting firm;

•	Evaluating annually the performance, qualifications, objectivity, and independence of our independent registered public accounting firm and deciding whether to retain their services;

•	Monitoring the rotation of partners on the engagement team of our independent registered public accounting firm;

•	Reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management;

•

Reviewing, with our independent registered public accounting firm and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the design and implementation of our internal audit functions;

•	Reviewing and approving all related party transactions;

•	Assessing the effectiveness and adequacy of our internal control structure and procedures for financial reporting;

•	Establishing procedures for the receipt, retention, and treatment of complaints received by us regarding financial controls, accounting, or auditing matters; and

•	Reviewing and evaluating the performance of the Audit Committee and the adequacy of its charter.

Compensation and Leadership Development Committee

Our Compensation and Leadership Development Committee consists of Edward Gilhuly, Benjamin Goux, Justin Sadrian, Rajeev Singh, Chelsea Stoner, and Kathleen Zwickert, each of whom our Board of Directors has determined to be independent under New York Stock Exchange listing standards and the rules and regulations of the SEC and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. The chair of our Compensation and Leadership Development Committee is Mr. Singh. The Compensation and Leadership Development Committee’s primary functions include, among other things:

•	Determining the compensation of our chief executive officer and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	Reviewing and approving the compensation of our other executive officers;

•	Making recommendations to our Board of Directors regarding the compensation of our directors;

•	Administering our equity incentive compensation plans and making recommendations to our Board of Directors regarding our incentive compensation plans;

•	Approving awards under our equity compensation plans, subject to the procedures and guidelines with respect to such awards as adopted from time to time by our Board of Directors;

•	Monitoring and assessing risks associated with our compensation policies and consulting with our management on such risks; and

•	Reviewing and evaluating the performance of the Compensation and Leadership Development Committee and the adequacy of its charter.

The Compensation and Leadership Development Committee reviews and approves all forms of compensation to be provided to the executive officers of the Company, as recommended by the Chief Executive Officer (other than with respect to his own compensation). The Compensation and Leadership Development Committee is not authorized to delegate these duties. Pursuant to its charter, the Compensation and Leadership Development Committee is authorized, in its sole discretion, to retain a compensation consultant to assist the committee in carrying out its duties. For 2018 compensation, as it has done in prior years, the Compensation and Leadership Development retained Compensia, an independent management consulting firm, to assist the Compensation and Leadership Development Committee in discharging its duties. For 2018 executive compensation, the Compensation and Leadership Development Committee retained Compensia to conduct a total direct compensation analysis for executive officers and other executives, and to make recommendations for changes based on our pay philosophy, business objectives, and shareholder expectations. Compensia conducted a competitive market analysis that included published national survey sources of similarly sized companies augmented by proxy data of companies with revenues of similar size to the Company or that are in similar lines of business. Compensia did not provide any other services to the Company and only received fees from the Company on behalf of the Compensation and Leadership Development Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Edward Gilhuly, Justin Sadrian, and Gary Waterman, each of whom our Board of Directors has determined to be independent under New York Stock Exchange listing standards. The chair of our Nominating and Corporate Governance Committee is Mr. Waterman. The Nominating and Corporate Governance Committee’s primary functions include, among other things:

•	Reviewing and recommending to our Board of Directors criteria for selecting new members of our Board of Directors;

•	Approving and recommending to our Board of Directors, nominees for our Board of Directors and its applicable committees;

•	Considering any nominations of director candidates validly made by our shareholders;

•	Establishing, coordinating, and reviewing with the chairperson of our Board of Directors criteria for the evaluation of Board and committee performance;

•	Reviewing and recommending to our Board of Directors corporate governance policies; and

•	Reviewing and evaluating the performance of the Nominating and Corporate Governance Committee and the adequacy of its charter.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our Compensation and Leadership Development Committee is currently or has ever been at any time an officer or employee of ours, except that Mr. Goux, a member of our Compensation and Leadership Development Committee, served as our Chief Financial Officer from August 2007 to June 2008. None of our executive officers currently serves, or has served during the last completed year, as a member of the board of directors or the compensation committee of any entity that has one or more executive officers who served as a member of our Board of Directors or Compensation and Leadership Development Committee during the last completed year.

CODE OF BUSINESS CONDUCT AND ETHICS

Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, executive officers, consultants, and directors, including those officers responsible for financial reporting. The full text of our Code of Business Conduct and Ethics is posted on our investor relations website, which is located at https://investor.avalara.com, under the heading “Governance.” We intend to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on our website to the extent required by applicable rules and New York Stock Exchange requirements.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board of Directors

Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of our Nominating and Corporate Governance Committee in accordance with the committee’s charter, our articles of incorporation and bylaws, our Corporate Governance Guidelines, and criteria adopted by our Board of Directors regarding director candidate qualifications. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, shareholders, and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. In recruiting Ms. Zwickert, the Company retained a third-party search firm to help identify director prospects, perform candidate outreach, assist in reference checks, and provide other related services.

The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders for nomination by the Company for election as directors. If a shareholder would like to nominate a director candidate for the next annual meeting, the shareholder must be a shareholder, both at the time the notice of such nomination is delivered to the Secretary and at the time of the annual meeting, who is entitled to vote at the meeting. The shareholder must deliver the notice of such nomination in writing to our Secretary at our principal executive office, together with all of the information and certifications required by our bylaws, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders or, in the event that no annual meeting was held in the previous year, then to be timely such notice must be delivered to and received by the Secretary no earlier than 120 days prior to the next annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which a public announcement of the date of the meeting was first made.

Director Qualifications

With the goal of developing a diverse, experienced, and highly-qualified Board of Directors, the Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board of Directors the desired qualifications, expertise, and characteristics of members of our Board of Directors, including the specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership to our Board of Directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our Board of Directors to possess.

Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected identified candidates as appropriate. Candidates for the Board of Directors are generally selected based on desired skills and experience in the context of the existing composition of the Board and needs of the Board and its committees at that time, including the requirements of applicable SEC and New York Stock Exchange rules. When considering candidates for nomination, the Nominating and Corporate Governance Committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry, and ability to devote adequate time and effort to responsibilities of the Board of Directors in the context of its existing composition. Directors should possess the highest personal and professional ethics, integrity, and values and be committed to representing the long-term interest of the shareholders.

Although we do not maintain a specific policy with respect to board diversity, we believe that our Board of Directors should be a diverse body, and our Nominating and Corporate Governance Committee does consider the diversity of its directors and nominees in terms of knowledge, experience, background, skills, expertise, and other demographic factors when considering the nomination of directors. Our Nominating and Corporate Governance Committee also considers these and other factors as it oversees board and committee evaluations. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends nominees for election to our full Board of Directors.

PROPOSAL NO. 1: ELECTION OF CLASS I DIRECTORS AND CLASS III DIRECTOR

(Item No. 1 on the Proxy Card)

Our articles of incorporation and bylaws provide that the number of authorized directors will be fixed from time to time exclusively by a resolution adopted by a majority of the Board of Directors. As of the date of this proxy statement, our Board of Directors consists of ten directors. Our articles of incorporation and bylaws provide for a classified Board of Directors, divided into three classes. This year the terms of our Class I directors, currently consisting of Mr. Gilhuly, Mr. McFarlane, and Ms. Reller, will expire at the Annual Meeting. In addition, under the Washington Business Corporation Act, the term of Ms. Zwickert, a Class III director, will expire at the Annual Meeting as Ms. Zwickert was elected by the Board of Directors in January 2019 to fill a vacancy following her recommendation as a director by a third-party search firm. Three of the continuing directors are Class II directors, whose terms will expire at our 2020 annual meeting, and three of the continuing directors are Class III directors, whose terms will expire at our 2021 annual meeting.

The election of the Class I directors will be determined by the three nominees receiving the greatest number of votes from shares eligible to vote. The election of the Class III director will be determined by the one nominee receiving the greatest number of votes from shares eligible to vote. Unless a shareholder signing a proxy withholds authority to vote for one or more of the Board of Directors’ nominees in the manner described on the proxy card, each proxy received will be voted for the election of each of the Board of Directors’ nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee or nominees who shall be designated by the affirmative vote of a majority of present Board of Directors to fill the vacancy. We are not aware that any of the nominees will be unable or will decline to serve as a director.

There are no family relationships between any of our directors, nominees, or executive officers. There also are no arrangements or understandings between any director, nominee, or executive officer and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer, except as described under “Certain Relationships and Related Person Transactions – Voting Agreement.”

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR

THE ELECTION OF EDWARD GILHULY, SCOTT MCFARLANE, AND TAMI RELLER AS CLASS I DIRECTORS AND KATHLEEN ZWICKERT AS CLASS III DIRECTOR.

Information Regarding Our Nominees and Directors

As of April 22, 2019, the Board of Directors was composed of 10 members serving on the standing Board committees set forth below. Mr. McFarlane serves as Chairman of the Board, and Mr. Waterman serves as Lead Independent Director.

Nominees

Name	Age	Class(1)	Audit Committee	Compensation & Leadership Development Committee	Nominating & Corporate Governance Committee
Edward Gilhuly	59	I		*	*
Scott McFarlane	62	I
Tami Reller	54	I	*
Kathleen Zwickert	51	III		*

Continuing Directors

Name	Age	Class(1)	Audit Committee	Compensation & Leadership Development Committee	Nominating & Corporate Governance Committee
Marion Foote	73	III	**
Benjamin Goux	46	II	*	*
Justin Sadrian	47	III		*	*
Rajeev Singh	50	III		**
Chelsea Stoner	45	II	*	*
Gary Waterman	77	II			**

(1)

The terms of Class I directors (if elected) will expire at the 2022 annual meeting. The terms of Class II directors will expire at the 2020 annual meeting. The terms of Class III directors, including Ms. Zwickert (if elected), will expire at the 2021 annual meeting.

*	Member
**	Chair

Biographies

Nominees for Class I Directors

Edward Gilhuly has served as a member of our Board of Directors since March 2011. Mr. Gilhuly has served as a managing partner at Sageview Capital, a private investment firm, since May 2006. Mr. Gilhuly worked for Kohlberg Kravis Roberts & Co. L.P., where he served as a partner from 1994 to 2005 and as a member of its investment committee from 2000 to 2005. Mr. Gilhuly currently serves as a director at private companies Exaro Energy III, Demandbase, and MetricStream and also serves on the Board of Trustees of Duke University. Mr. Gilhuly previously served on the boards of directors of GoPro, Inc. and Envivio, Inc. Mr. Gilhuly holds a B.A. in Economics and History from Duke University and an M.B.A. from Stanford University. Mr. Gilhuly was selected to serve on our Board of Directors because of his significant experience as a director of public companies, in corporate management, and in private equity and finance.

Scott McFarlane has served as a member of our Board of Directors since May 2004 and as the Chairman of our Board of Directors since March 2014. He also has served as our Chief Executive Officer since February 2007 and served as our President from March 2014 to March 2019. Mr. McFarlane served as our Chief Operations Officer from May 2004 to October 2010 and as our Secretary from May 2004 to September 2013. Mr. McFarlane currently serves on the board of directors of Expedition Travel Advisor, a private online travel platform for the adventure travel industry. Mr. McFarlane holds a B.A. in Economics from Claremont McKenna College. Mr. McFarlane was selected to serve on our Board of Directors because of the perspective and experience he brings as one of our founders and as our Chief Executive Officer.

Tami Reller has served as a member of our Board of Directors since July 2014. Ms. Reller has served as Chief Marketing and Experience Officer of United Healthcare, a health care company, since November 2017. Ms. Reller previously served as Executive Vice President of Optum, Inc., a health-services company, from September 2014 to November 2017, including Chief Marketing Officer from September 2014 to June 2016 and Chief Financial Officer from June 2016 to April 2017. From April 2001 to September 2014, Ms. Reller served in several executive roles with Microsoft Corporation, including Executive Vice President of Marketing, Windows Chief Financial Officer and Chief Marketing Officer, Divisional Chief Financial Officer, and Corporate Vice President of Dynamics. Ms. Reller served as Chief Financial Officer of Great Plains Software Inc. prior to its acquisition by Microsoft Corporation in 2001. Ms. Reller serves as a director of SPS Commerce, Inc. Ms. Reller holds a B.S. in Mathematics from Minnesota State University Moorhead and an M.B.A. from St. Mary’s College. Ms. Reller was selected to serve on our Board of Directors because of her significant experience with software companies and corporate finance.

Nominee for Class III Director

Kathleen Zwickert has served as a member of our Board of Directors since January 2019. Prior to her retirement in April 2017, Ms. Zwickert served as Chief People Officer at NetSuite (now Oracle NetSuite) from August 2013 to April 2017 and as Executive Vice President of Human Resources and Communications at Oclaro from February 2008 to June 2013. Ms. Zwickert holds a B.A. in Economics from the University of California, Berkeley. Ms. Zwickert was selected to serve on our Board of Directors because of her significant experience with software and SaaS companies, and management experience, especially related to talent management and executive compensation.

Continuing Directors

Marion Foote has served as a member of our Board of Directors since May 2011. Ms. Foote has served as an independent business advisor since January 2012. She served as a partner at Novantas, LLC, a management consulting firm focused on the financial industry, from January 2005 to December 2011, following the merger of her firm (Randolph Partners) with Novantas. Prior to establishing Randolph Partners in November 1998, Ms. Foote served as Group Executive Vice President and Chief Marketing Officer for Bank of America’s Retail Bank. Ms. Foote currently serves as a director of multiple private companies in the financial services, life sciences, and technology sectors. Ms. Foote previously served as a director of DLJdirect (now part of E*Trade) and Cascade Financial Corporation/Cascade Bank. Ms. Foote holds a B.A. in Economics from Smith College and an M.B.A. from Harvard Business School. Ms. Foote was selected to serve on our Board of Directors because of her significant experience as a director including service on public company boards, her marketing and financial expertise, her work in customer analytics, and her over four decades of executive experience in financial services and consulting.

Benjamin Goux has served as a member of our Board of Directors since January 2008. Mr. Goux served as our Chief Financial Officer from August 2007 to June 2008. Mr. Goux has served as Chief Financial Officer of Pioneer Venture Partners, a venture capital firm, since March 2006. Mr. Goux has served as Executive Vice President of Stellar Holdings, a real estate firm and investment vehicle, since March 2009. Additionally, Mr. Goux serves on the board of Binary Fountain, a private company, and as a Board Observer for Venuetize and Evergreens. Mr. Goux holds a B.A. in Business Administration from the Foster School of Business at the University of Washington. Mr. Goux was selected to serve on our Board of Directors because of his significant finance and other business experience.

Justin Sadrian has served as a member of our Board of Directors since November 2014. Mr. Sadrian, who joined Warburg Pincus LLC, or Warburg Pincus, in 2000 and is a Partner of Warburg Pincus & Co. and Managing Director of Warburg Pincus, focuses on media, Internet, and information investments. Prior to joining Warburg Pincus, Mr. Sadrian worked at J.P. Morgan in its investment banking and private equity groups. He is currently on the boards of directors of Endurance International Group Holdings, Inc. and a number of private companies. Mr. Sadrian previously served as a director of GrubHub, Inc. Mr. Sadrian holds a B.A. in Economics from Dartmouth College and an M.B.A. from Harvard Business School. Mr. Sadrian was selected to serve on our Board of Directors because of his industry knowledge, corporate finance experience, and public company experience.

Rajeev Singh has served as a member of our Board of Directors since March 2017. Since November 2015, Mr. Singh has served as the Chief Executive Officer and a member of the board of directors of Accolade, Inc., an on-demand healthcare concierge for employers, health plans, and health systems. Prior to Accolade, Mr. Singh co-founded Concur Technologies, Inc., a global leader in travel and expense management, and held roles over a period of 20 years, including President, Chief Operating Officer, and member of the board of directors. Prior to Concur, Mr. Singh held positions at Ford Motor Company and General Motors Corporation. Mr. Singh currently serves on the boards of directors of Amperity, a private company, and Seattle Children’s Hospital Foundation and previously served as a director of Apptio, Inc. Mr. Singh holds a B.S. in Manufacturing Administration from Western Michigan University. Mr. Singh was selected to serve on our Board of Directors because of his extensive experience in building and leading companies, as well as his background in technology innovation and significant operational and strategic expertise.

Chelsea Stoner has served as a member of our Board of Directors since June 2012. Ms. Stoner has served as a general partner at Battery Ventures, a venture capital firm, since February 2014. Ms. Stoner also served as a partner at Battery Ventures from June 2012 to February 2014 and as a principal from June 2006 to June 2012. Ms. Stoner serves as a director of private companies PageUp, Curve Dental, ClearCare, and WebPT. Ms. Stoner holds a B.S. in Chemical Engineering from Northwestern University and an M.B.A. from The University of Chicago. Ms. Stoner was selected to serve on our Board of Directors because of her extensive experience with cloud-based software companies and corporate finance.

Gary Waterman has served as a member of our Board of Directors since August 2007. Mr. Waterman has served as founder and President of Waterman Limited, a real estate investment and development company, since March 1989. Previously, Mr. Waterman served as a Managing Director of the Property Finance Group at LaSalle Partners, Inc., a corporate real estate service and investment company. Mr. Waterman currently serves on the board of directors of Expedition Travel Advisor, a private online travel platform for the adventure travel industry. Mr. Waterman served on the board of directors of Equity LifeStyle Properties, Inc. until May 2016. Mr. Waterman holds a B.A. and an M.A. in Economics from the University of Washington. Mr. Waterman was selected to serve on our Board of Directors because of his significant finance and other business experience, private company leadership, and experience as a director of a public company.

Director Compensation

Our Board of Directors has adopted our non-employee director compensation policy, or the policy, which became effective June 14, 2018. Under the policy, each non-employee director is eligible to receive compensation for his or her service consisting of annual cash retainers and equity awards as described below. Our Board of Directors may revise the policy as it deems necessary or appropriate.

Cash Compensation

Under the policy, all non-employee directors are entitled to receive the following cash compensation following our initial public offering, payable in quarterly installments:

Retainer	Amount
Board of Directors	$32,000
Chair of Committee
Audit	20,000
Compensation and Leadership Development	11,000
Nominating and Corporate Governance	7,500
Committee Member
Audit	7,500
Compensation and Leadership Development	5,000
Nominating and Corporate Governance	3,500
Lead Independent Director	15,000

Although we do not have a written policy, we generally reimburse our directors for their reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors and its committees.

Equity Compensation

Under the policy, on the date of each annual meeting of shareholders, beginning with the 2019 annual meeting, each non-employee director who is a continuing director following the meeting automatically will be granted an equity award having a value of $150,000, or the annual award. The annual award will be comprised of stock options and restricted stock units, or RSUs, granted under our 2018 Equity Incentive Plan, or the 2018 Plan, each having a grant date fair value of approximately 50% of the aggregate value of the annual award. Each annual award will fully vest and become exercisable or payable, as applicable, upon the earlier of the one-year anniversary of the grant date or the day prior to our next annual meeting occurring after the grant date, in each case subject to the individual’s continued service through the vesting date. The grant date fair value of the options and the RSUs will be calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718. The annual award will fully vest and become exercisable and payable upon a change in control, as defined in the 2018 Plan.

In the event that a non-employee director is initially elected or appointed on any date other than the date of an annual meeting of shareholders, the director will, instead, automatically receive the annual award on the date of initial election or appointment, except that the value of the award will be prorated to reflect the number of days that the director will serve based on a period of time commencing on the date of initial election or appointment and ending on the one-year anniversary of the previous annual meeting (the “prorated annual award”). In all other respects, the terms and conditions of the prorated annual award, including the vesting schedule, will be the same as the annual award granted on the previous year’s annual meeting date.

In January 2018, our non-employee directors each received a fully vested warrant to purchase 10,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the grant date, as determined by our Board of Directors. All such warrants were exercised in connection with the closing of our initial public offering, if not previously exercised.

2018 Director Compensation Table

The following table provides information regarding total compensation paid to non-employee directors during the year ended December 31, 2018. Directors who also are our employees, such as Mr. McFarlane, our Chairman and Chief Executive Officer, receive no additional compensation for their service as directors. Jared Vogt, who served as a director and Founder—Special Projects until February 2019, also received no additional compensation for his service as a director.

Mr. McFarlane’s compensation is presented in the tables summarizing named executive officer compensation in the section “Executive Compensation.” Mr. Vogt’s compensation for services as an employee is presented in footnote (1) in the table below.

Name	Fees Earned or Paid in Cash	Option Awards(2)	Total
Marion Foote	$28,279	$64,000	$92,279
Edward Gilhuly	22,025	64,000	86,025
Benjamin Goux	24,201	64,000	88,201
Tami Reller	21,482	64,000	85,482
Justin Sadrian	22,025	64,000	86,025
Rajeev Singh	23,385	64,000	87,385
Chelsea Stoner	24,201	64,000	88,201
Gary Waterman	29,639	64,000	93,639

(1)	Mr. Vogt received the following compensation for his services to the Company for 2018: salary of $100,000 and $500 in a 401(k) plan matching contribution paid in 2018.
(2)

Amounts in this column represent the aggregate grant date fair value of warrants granted during the year ended December 31, 2018, as computed in accordance with ASC Topic 718, without regard to estimated forfeitures related to service-based vesting conditions. As of December 31, 2018, none of the non-employee directors held any stock options or other stock awards.

Executive Officers

Our executive officers and key employees as of April 22, 2019, and their positions and respective ages on that date, are:

Name	Age	Position
Scott McFarlane	62	Chairman and Chief Executive Officer
Amit Mathradas	44	President and Chief Operating Officer
William Ingram	62	Chief Financial Officer
Alesia Pinney	55	Executive Vice President, General Counsel, and Secretary

Our executive officers and key employees serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See “Executive Compensation—Executive Employment Agreements.” Biographical information for Mr. McFarlane is provided above.

Amit Mathradas has served as our President and Chief Operating Officer since March 4, 2019. Prior to joining Avalara, from November 2015 to March 2019, Mr. Mathradas served as General Manager and Head of North American Small Business at PayPal, a digital payments company, where he led the company’s small business segment, managing teams responsible for acquisition, activation, cross-sell, and retention of small businesses. Prior to PayPal, from September 2013 to October 2015, Mr. Mathradas served as senior vice president and GM of Web.com, an Internet services offering, focusing on small businesses. Mr. Mathradas holds a Bachelor’s Degree from Wittenberg University and an M.B.A. from Northwestern University’s Kellogg School of Management.

William Ingram has served as our Chief Financial Officer and Treasurer since December 2015. Mr. Ingram previously served as Interim Chief Financial Officer of Khan Academy, a provider of online learning resources, from April 2015 to December 2015. Mr. Ingram also held various executive roles at Leap Wireless International, Inc., the parent company of Cricket Wireless, a wireless telecommunications provider, including Executive Vice President and Chief of Strategy from August 2007 to March 2014, and with the acquiring company, AT&T, from

March 2014 to January 2015. Mr. Ingram currently serves on the board of directors of Revolution Lighting Technologies, Inc., a provider of advanced LED lighting. Mr. Ingram holds a B.A. in Economics from Stanford University and an M.B.A. from Harvard Business School.

Alesia Pinney has served as our General Counsel since April 2013, our Secretary since September 2013, and an Executive Vice President since March 2014. Ms. Pinney served as Senior Vice President, General Counsel, and Secretary at Radiant Logistics, Inc., a logistics services provider, from May 2012 to April 2013. Ms. Pinney served as a business and legal consultant from June 2011 to May 2012. Ms. Pinney served as General Counsel and Secretary at InfoSpace, Inc., an Internet search company, from July 2009 to June 2011. Ms. Pinney currently serves on the board of directors of Sharkbite Games, Inc., a private video game development studio. Ms. Pinney holds a B.A. in Business Administration in Accounting from Seattle University, a Master of Taxation from the University of Denver, College of Law, and a J.D. from Seattle University School of Law.

EXECUTIVE COMPENSATION

Overview

This section describes the material elements of compensation awarded to, earned by, or paid to our Chief Executive Officer and the two other most highly compensated individuals who served as our executive officers during the year ended December 31, 2018. Our named executive officers and their titles for the year ended December 31, 2018 were:

•	Scott McFarlane, our Chairman, Chief Executive Officer, and President;

•	William Ingram, our Chief Financial Officer; and

•	Alesia Pinney, our Executive Vice President, General Counsel, and Secretary.

2018 Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers and their titles during the years ended December 31, 2018 and 2017:

Name and Principal Position	Fiscal Year	Salary(1)	Option Awards(2)	Non-Equity Incentive Compensation(3)	All Other Compensation		Total
Scott McFarlane	2018	$450,000	$1,107,000	$656,550	$62,494	(4)	$2,276,044
Chairman, Chief Executive Officer, and President	2017	410,000	1,612,059	320,948	6,675		2,349,682

William Ingram	2018	330,000	311,716	282,942	2,700	(4)	927,358
Chief Financial Officer	2017	330,000	555,552	163,904	2,700		1,052,156

Alesia Pinney	2018	282,768	330,011	181,834	2,700	(4)	797,313
Executive Vice President, General Counsel, and Secretary

(1)	Amounts in this column represent base salary earned during the year.
(2)

Amounts in this column represent the aggregate grant date fair value of each stock option granted to the named executive officers during the applicable year, as computed in accordance with ASC Topic 718, without regard to estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements included in our 2018 Annual Report.

(3)

Amounts in this column represent incentive compensation earned in respect of performance objectives for 2018 and 2017 and approved by our Compensation and Leadership Development Committee following the end of each such calendar year. For additional information about non-equity incentive plan compensation, see the section of this proxy statement titled “—Non-Equity Incentive Plan Compensation.”

(4)

Amounts in this column consist of 401(k) plan matching contributions made during 2018 of $2,700 for each executive. For Mr. McFarlane, amount also includes the following: life insurance premiums paid by the Company, $3,975; commuting expenses paid by the Company, $14,655; rent for Seattle apartment paid by the Company, $27,812; and tax gross-ups for the preceding amounts, $13,352.

Non-Equity Incentive Plan Compensation

Our named executive officers participated in our 2018 Executive and Sales Leadership Bonus Plan, which provided an opportunity to earn annual bonuses based on achievement of both pre-established annual Company performance objectives and individual performance objectives. For 2018, 70% of the target bonus was based on achievement of the following four metrics (with each objective equally weighted): new bookings; a metric based on the cost of acquiring new annual recurring revenue, as a measure of sales and marketing efficiency; consolidated worldwide revenue; and adjusted EBITDA (calculated based on the sum of GAAP operating income, stock-based compensation expense, depreciation and amortization expense, and goodwill impairment). Payouts under the Company performance component could range from between 25% to 200% of target. For 2018, 30% of the target bonus was based on individual performance objectives based on department and individual goals. Achievement of certain targets could also increase payouts under the Company performance component of the bonus. Based on achievement of the foregoing, Messrs. McFarlane and Ingram and Ms. Pinney received annual bonuses in the amounts of $656,550, $282,942 and $181,834, respectively, which amounts were approved by our Compensation and Leadership Development Committee in the first quarter of 2019.

Outstanding Equity Awards as of December 31, 2018

The following table sets forth information regarding equity awards held by our named executive officers at December 31, 2018, all of which were granted under our 2006 Equity Incentive Plan:

	Option Awards
	Vesting Commencement Date	Number of Securities Underlying Unexercised Options			Option Exercise Price ($)	Option Expiration Date
Name		Exercisable	Unexercisable
Scott McFarlane	12/17/2010	431,932	—		1.50	2/18/2021
	3/28/2011	87,500	—		1.50	3/28/2021
	1/1/2013	200,000	—		4.50	2/13/2023
	9/20/2013	250,000	—		6.40	10/3/2023
	1/1/2014	195,833	4,167	(1)	8.04	2/25/2024
	5/5/2016	161,458	88,542	(1)	12.34	6/16/2026
	1/1/2017	119,907	130,335	(1)	13.84	2/9/2027
	1/1/2018	—	150,000	(1)	16.60	1/23/2028

William Ingram	12/14/2015	405,000	135,000	(1)	12.60	1/25/2026
	1/1/2017	41,322	44,917	(1)	13.84	2/9/2027
	1/1/2018	—	42,238	(1)	16.60	1/23/2028

Alesia Pinney	4/29/2013	100,000	—		5.18	5/22/2023
	1/1/2014	87,500	—		8.04	2/25/2024
	5/5/2016	36,706	20,130	(1)	12.34	6/16/2026
	1/1/2017	27,263	29,636	(1)	13.84	2/9/2027
	1/1/2018	—	44,717	(1)	16.60	1/23/2028

(1)

The shares of common stock underlying the options vest over a four-year period as follows: 25% of the shares vest on the one-year anniversary of the vesting commencement date, and, thereafter, 1/48th of the shares vest each month, subject to continuous service with us through each vesting date, except that the option granted to Mr. McFarlane with a vesting commencement date of 1/1/2014 vests 25% on the second anniversary of the vesting commencement date with 1/48th of the shares vesting each month thereafter. The options have a ten-year term, subject to earlier termination in the event of termination of service. Options are subject to accelerated vesting upon termination of employment in connection with a change in control, as described below.

Executive Employment Agreements

We have written employment agreements with each of our named executive officers. Each employment agreement has a term expiring on June 19, 2021 and provides that employment with us is “at will.” Each of our named executive officers also has executed our standard form of proprietary information and inventions agreement. The employment agreements and the employment of each named executive officer terminate automatically upon the death or total disability of the named executive officer.

We do not provide any tax gross-ups to cover personal income taxes that may apply to any severance or change in control benefits. If any payments or benefits payable under the employment agreements will be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, or the Code, we will pay to the named executive officer either (1) the full amount of such payments or benefits or (2) the full amount, reduced by the minimum amount necessary to prevent any portion from being an excess parachute payment within the meaning of Code Section 280G, whichever results, on an after-tax basis, in the greater amount payable to the named executive officer.

Additional details specific to individual employment agreements with the named executive officers are set forth below.

Scott McFarlane. Under Mr. McFarlane’s employment agreement as Chief Executive Officer and President dated June 19, 2017, his base salary is $410,000, subject to periodic review. Mr. McFarlane is also eligible to receive an annual target performance-based bonus of 100% of his base salary and to participate in our employee benefit programs. Mr. McFarlane is eligible to receive full payment of premiums for coverage under our group health plans for himself and covered family members, coverage under a “key man” life insurance policy under which both we and Mr. McFarlane’s designee are beneficiaries, and reimbursement of travel costs to our corporate headquarters. In the event Mr. McFarlane’s employment is terminated by us without “cause” or by Mr. McFarlane for “good reason,” including a termination without “cause” or for “good reason” within 12 months following a “change in control,” which we refer to as a “change in control termination,” Mr. McFarlane will be eligible to receive the following severance payments and benefits, subject to execution, and non-revocation, of a general release and waiver of claims against us in a form satisfactory to us and his continued compliance with our proprietary information and inventions agreement:

•	severance pay equal to 12 months’ base salary, provided that in the event of a change in control termination, such amount will be equal to 18 months’ base salary;

•	in the event of a change in control termination, payment of the target bonus for the year of termination, pro-rated for the number of full months worked in such calendar year;

•

COBRA continuation coverage for a period of 12 months following termination; provided coverage will be for 18 months in the event of a change in control termination (or in either case until such time as Mr. McFarlane is no longer entitled to COBRA continuation coverage under the group health plan, whichever period is shorter); and

•	in the event of a change in control termination, full acceleration of time-based equity awards.

William Ingram. Under Mr. Ingram’s employment agreement as Chief Financial Officer dated June 19, 2017, his base salary is $330,000, subject to periodic review. Mr. Ingram is also eligible to receive an annual target performance-based bonus of 60% of his base salary and to participate in our employee benefit programs. In the event Mr. Ingram’s employment is terminated by us without “cause” or by Mr. Ingram for “good reason,” including pursuant to a change in control termination, Mr. Ingram will be eligible to receive the following severance payments and benefits, subject to execution, and non-revocation, of a general release and waiver of claims against us in a form satisfactory to us and his continued compliance with our proprietary information and inventions agreement:

•	severance pay equal to six months’ base salary, provided that in the event of a change in control termination, such amount will be equal to 12 months’ base salary;

•	in the event of a change in control termination, payment of the target bonus for the year of termination, pro-rated for the number of full months worked in such calendar year;

•	COBRA continuation coverage for a period of six months following termination; provided coverage will be for 12 months in the event of a change in control termination (or in either case until such time as Mr. Ingram is no longer entitled to COBRA continuation coverage under the group health plan, whichever period is shorter); and

•	in the event of a change in control termination, full acceleration of time-based equity awards.

Alesia Pinney. Under Ms. Pinney’s employment agreement as Executive Vice President, General Counsel, and Secretary dated June 19, 2017, her base salary is $269,303, subject to periodic review. Ms. Pinney is also eligible to receive an annual target performance-based bonus of 45% of her base salary and to participate in our employee benefit programs. In the event Ms. Pinney’s employment is terminated by us without “cause” or by Ms. Pinney for “good reason,” including pursuant to a change in control termination, Ms. Pinney will be eligible to receive the same severance payments and benefits set forth above for Mr. Ingram, subject to Ms. Pinney’s execution, and non-revocation, of a general release and waiver of claims against us in a form satisfactory to us and her continued compliance with our proprietary information and inventions agreement.

Definitions. For purposes of each of the employment agreements summarized above:

•

“Cause” generally means: (1) gross negligence with respect to our business and affairs; (2) willful disregard or neglect of duties following written notice from us; (3) act, or omission to act, intended to cause harm or damage to us; (4) material breach of any written agreement with us that is not timely cured (to the extent susceptible to cure); (5) act of embezzlement, fraud, theft, or financial dishonesty with respect to us; (6) breach of fiduciary obligations or disloyalty to us; (7) material breach of the proprietary information and inventions agreement with us; or (8) conviction of, or plea of guilty or nolo contendere to, a felony or a crime involving theft, fraud, dishonesty, misrepresentation, or sexual harassment; the existence or non-existence of “cause” will be determined in good faith by our Board of Directors.

•

“Change in control” generally means: (1) a change in our ownership pursuant to which one or more persons acquire beneficial ownership of 50% or more of either the outstanding shares of our common stock or the combined voting power of our outstanding voting securities; (2) a change in our effective control pursuant to which a majority of the members of our Board of Directors at the beginning of any two-year period, or the Incumbent Board, is replaced by directors whose appointment or election is not endorsed by a majority of the Incumbent Board; or (3) the consummation of a “company transaction,” which generally means (a) a merger or consolidation with or into another corporation; (b) a statutory share exchange pursuant to which all of the outstanding shares of our common stock are acquired or a sale of all of our outstanding voting securities; or (c) a sale, lease, or other disposition of all or substantially all of our assets, unless in each case (i) after such transaction the beneficial owners of our outstanding common stock and combined voting power of our outstanding securities immediately prior to the transaction retain at least 50% of the outstanding shares of common stock and the combined voting power of the voting securities of the Company resulting from the transaction in substantially the same proportions, (ii) no person will beneficially own more than 50% of the outstanding shares or combined voting power of the Company resulting from the transaction, and (iii) members of the Incumbent Board will immediately after the transaction constitute at least a majority of the directors of the corporation resulting from the transaction.

•

“Good reason” generally means, without the named executive officer’s written consent: (1) any material breach by us of the employment agreement; (2) a material reduction in the level of responsibility, duties, or authority; (3) a material reduction in then-in-effect base salary (other than a reduction that is equal in percentage to, or smaller than, that imposed upon our other executive officers); or (4) a relocation of the named executive officer’s principal office to a location more than 50 miles from his or her then-current principal office, each of which condition is subject to a notice and cure period.

Equity Plans

Our named executive officers all hold options under our 2006 Equity Incentive Plan, or the 2006 Plan. Under the 2006 Plan, in the event of (1) a sale, lease, or other disposition of all or substantially all our assets, (2) a merger or consolidation in which we are not the surviving corporation, or (3) a reverse merger in which we are the surviving corporation but shares of our common stock outstanding immediately prior to such merger are converted into other property, vesting of outstanding awards will be accelerated by an amount of time equal to the vesting period that has elapsed prior to such transaction, whether or not such options are assumed or substituted in the transaction. If the surviving or acquiring corporation does not assume such options, they will terminate at or prior to the transaction.

Under the 2018 Plan, the equity plan under which awards are granted following our initial public offering, in the event of a change in control, the acquiring or successor entity or parent thereof may continue or assume awards outstanding under the plan or substitute equivalent awards. “Change in control” is defined in the 2018 Plan in substantially the same manner as in the employment agreements of the named executive officers, described above. Unless provided otherwise in the instrument evidencing an award or in a written employment, services, or other agreement between a participant and the Company, any awards that are not continued, assumed, or substituted (or that are not exercised or settled prior to the change in control) will terminate upon the effective time of the change in control. In such event, awards that vest based on continued service will become fully vested and exercisable or payable immediately before the effective time of the change in control. Performance-vested awards will be prorated at target and paid in accordance with the payout schedule for the award. The administrator of the 2018 Plan may in its discretion instead provide that a participant’s outstanding awards will terminate in exchange for a cash payment.

401(k) Plan

The Company offers a salary deferral 401(k) plan for its U.S. employees, including its named executive officers. The plan allows employees to contribute a percentage of their pretax earnings annually, subject to limitations imposed by the Internal Revenue Service. The plan also allows the Company to make a matching contribution, subject to certain limitations.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2018 with respect to compensation plans under which shares of our common stock may be issued.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)(1)	(b)(2)	(c)
Equity compensation plans approved by shareholders(3)	11,154,903	$12.1877	6,193,985
Equity compensation plans not approved by shareholders	—	—	—

Total	11,154,903	$12.1877	6,193,985	(4)(5)

(1)

This column does not reflect options assumed in connection with our 2010 acquisition of Taxcient, Inc. (“Taxcient”). At the time of the acquisition, the Company terminated the Taxcient 2005 Stock Option Plan for purposes of future grants. As of December 31, 2018, 13,591 shares were subject to outstanding options under that plan with a weighted-average exercise price of $0.8084.

(2)	The weighted-average exercise price does not include shares to be issued upon settlement of outstanding RSUs, since RSUs have no exercise price.
(3)	Includes our 2018 Plan and our 2006 Equity Incentive Plan.
(4)

Our 2018 Plan provides for an automatic annual increase in the number of shares available for issuance under the plan. An increase will occur on the first day of each year, beginning on January 1, 2019, equal to the lesser of (i) 5% of the aggregate number of shares of common stock outstanding on December 31st of the immediately preceding calendar year (rounded up to the nearest whole share) and (ii) an amount determined by the Board of Directors. The number reported in the table does not include the shares that became available pursuant to this automatic increase on January 1, 2019.

(5)

Our 2018 Employee Stock Purchase Plan, or ESPP, provides for an automatic annual increase in the number of shares available for issuance under the plan. An increase will occur on the first day of each year, beginning on January 1, 2019, equal to the least of (i) 1,000,000 shares of common stock, (ii) 1% of the aggregate number of shares of common stock outstanding on December 31st of the immediately preceding calendar year (rounded up to the nearest whole share) and (iii) an amount determined by the Board of Directors. No more than an aggregate of 10,102,525 shares of common stock may be issued over the ten-year term of the ESPP. The number reported in the table does not include the shares that became available pursuant to this automatic increase on January 1, 2019.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Investors’ Rights Agreement

We have entered into an investors’ rights agreement with certain holders of our outstanding common stock, including certain of our directors, executive officers, and persons holding at least five percent of our capital stock as of September 2016, as follows: Scott McFarlane, Marion Foote, Jared Vogt, Gary Waterman, entities affiliated with Battery Ventures IX, L.P. (with which Chelsea Stoner is associated), Sageview Capital Master, L.P (with which Edward Gilhuly is associated), Pioneer Venture Partners LLC (with which Benjamin Goux is associated), and entities affiliated with Warburg Pincus Private Equity XI, L.P. (with which Justin Sadrian is associated).

Certain parties to the investors’ rights agreement are entitled to rights, subject to some conditions, to require us to file registration statements covering their shares, or to include their shares in registration statements that we may file for ourselves or our shareholders, at our expense.

Voting Agreement

Prior to our initial public offering, all of our directors were elected to the board of directors pursuant to a voting agreement with the holders of our preferred stock and certain holders of our common stock, including certain of our directors, executive officers, and persons then holding at least five percent of our capital stock. Upon completion of our initial public offering, the obligations of the parties to the voting agreement terminated except that the director designated by Sageview Capital Master, L.P. and the director designated by Warburg Pincus Private Equity XI, L.P. shall have the right, but not the obligation, to be appointed to each and every currently existing committee of our Board of Directors, as well as any committees our Board of Directors may create in the future, subject to applicable law and the requirements of any national securities exchange in which our capital stock is listed. In addition, for as long as Warburg Pincus and its affiliates continue to own beneficially at least 750,000 voting securities, we have agreed to nominate and use all reasonable efforts to have one individual designated by Warburg Pincus elected to our Board of Directors, and for as long as Warburg Pincus is entitled to appoint a person to our Board of Directors, our Board of Directors (or a committee thereof consisting of non-employee directors) shall, if requested by Warburg Pincus, and to the extent then permitted under applicable law, use reasonable efforts to cause any acquisition from us of securities or disposition of securities to us to be exempt under Rule 16b-3 under the Exchange Act.

Indemnification of Directors and Officers

Our articles of incorporation and our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Washington Business Corporation Act, including instances in which indemnification is otherwise discretionary under the law. Our bylaws provide that we will indemnify our directors and officers against liability incurred as a result of their performance of services requested by us, and will advance to them reasonable expenses toward the defense of any such proceeding brought against them, except in any case in which liability results from:

•	acts or omissions adjudged to have involved intentional misconduct, a knowing violation of law, or an unlawful distribution; or

•	any transaction in which the director or officer is adjudged to have personally received a benefit in money, property, or services to which he or she is not legally entitled.

Our articles limit our directors’ liability to us and our shareholders for monetary damages incurred in their capacity as a director to liability resulting from the same acts or omissions or transactions described above.

Our bylaws provide that we may purchase and maintain liability insurance on behalf of our directors, officers, employees, and agents. We currently maintain a liability insurance policy pursuant to which our directors and officers may be indemnified against liability incurred as a result of serving in their capacities as directors and officers, subject to certain exclusions.

In addition to the indemnification required by our articles and our bylaws, we have entered into indemnification agreements with each of our current directors and officers, and certain of our employees. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these provisions of our articles and bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors, officers, and employees.

Founder Transition Agreement

In February 2019, we entered into a founder transition agreement with Jared Vogt, our co-founder and former director. Mr. Vogt is serving as a member of our Advisory Board and may from time to time be issued project assignments by the Company. The board granted Mr. Vogt an option for 50,000 shares of Company common stock upon entry into the founder transition agreement, which vests in 48 equal monthly installments so long as Mr. Vogt continues to provide services to the Company. The grant date fair value of the option is $1,191,970. Mr. Vogt receives a monthly stipend of $2,500 and will be paid for any assignments he undertakes. Mr. Vogt also agreed to certain non-solicitation and non-competition covenants.

Other Transactions

In February 2018, Scott McFarlane, our President and Chief Executive Officer and Chairman of our Board, sold 30,000 shares of our common stock to Tami Reller, one of our directors, at a purchase price of $16.60 per share for an aggregate purchase price of $0.5 million. We were party to the stock purchase agreement solely for the purpose of waiving our rights of first refusal and other applicable restrictions with respect to the transfer of the shares.

Policies and Procedures for Related Person Transactions

Our Audit Committee must review and approve any related person transactions. Pursuant to our written related person transactions policy, all directors and officers are expected to report to our General Counsel or Audit Committee any related person transaction prior to its completion. For purposes of this policy, a related person transaction means any transaction between us and a related person in which the aggregate amount involved exceeds $120,000 and in which a related person had, has, or will have a direct or indirect material interest. For purposes of this policy, a related person is a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed fiscal year, and his or her immediate family members.

PRINCIPAL SHAREHOLDERS

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of March 31, 2019 for:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership, we deemed outstanding shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2019, or the measurement date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of our common stock on 69,903,447 shares of our common stock outstanding as of the measurement date.

Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Avalara, Inc., 255 South King Street, Suite 1800, Seattle, Washington 98104.

	Total Shares Beneficially Owned
Name of Beneficial Owner	Shares	%
Named Executive Officers and Directors:
Scott McFarlane(1)	2,220,074	3.1%
William Ingram(2)	477,362	*
Alesia Pinney(3)	43,175	*
Marion Foote	530,812	*
Edward Gilhuly(4)	10,266,865	14.7%
Benjamin Goux(5)	55,759	*
Tami Reller	65,533	*
Justin Sadrian(6)	40,000	*
Rajeev Singh	20,000	*
Chelsea Stoner	47,824	*
Gary Waterman	1,436,344	2.1%
Kathleen Zwickert	—	—
All executive officers and directors as a group (13 persons)(7)	15,203,748	21.1%

5% Shareholders:
Entities associated with Battery Ventures IX, L.P.(8)	5,115,095	7.3%
Entities associated with Sageview Capital Master, L.P.(4)	10,266,865	14.7%
Entities associated with Warburg Pincus & Co.(9)	9,259,989	13.2%

*	Less than 1%.
(1)

Includes 18,750 shares held by MVPROJECTS, LLC, or MV, and 1,501,906 shares issuable upon the exercise of options within 60 days of the measurement date. Mr. McFarlane is a member of MV and shares voting and dispositive power of the shares held by MV.

(2)	Includes 475,633 shares issuable upon the exercise of options within 60 days of the measurement date.
(3)	Includes 41,648 shares issuable upon the exercise of options within 60 days of the measurement date.
(4)

Includes 8,477,384 shares held by Sageview Capital Master, L.P., or SCM, 1,096,043 shares held by Sageview Avalara Partners I, L.P., or SCAI, 618,438 shares held by Sageview Avalara Partners, L.P., or SCA, and 75,000 shares held by Sageview Capital LP, or SC. SC is investment adviser to SCM. Mr. Gilhuly and Scott M. Stuart are co-presidents of Sageview Capital MGP, LLC, which ultimately controls the general partner of SCM, SCAI, and SCA and in such capacity may be deemed to have shared voting and dispositive power over the shares held by SCM, SCAI, and SCA. Messrs. Gilhuly and Stuart are co-presidents of Sageview Management LLC, which ultimately controls the general partner of SC, and in such capacity may be deemed to have shared voting and dispositive power over the shares held by SC. The address of the Sageview funds is 55 Railroad Avenue, First Floor, Greenwich, Connecticut 06830.

(5)	Includes 3,000 shares held by Mr. Goux as custodian for his children.
(6)

Does not include shares held by WPXI Funds (as defined below). Mr. Sadrian is a Partner of WP and a Member and Managing Director of WP LLC (each as defined below), but does not have voting or dispositive power over the shares held by the WPXI Funds.

(7)

Includes 2,109,187 shares issuable upon the exercise of options within 60 days of the measurement date. Also includes 18,750 shares held indirectly by Mr. McFarlane through MV and 4,500 shares held by Mr. Goux as custodian for his children.

(8)

Includes 5,629,457 shares held by Battery Ventures IX, L.P., or BVIX, and 56,287 shares held by Battery Investment Partners IX, LLC, or BIPIX. The sole general partner of BVIX is Battery Partners IX, LLC, or BPIX. The sole managing member of BIPIX is BPIX. BPIX’s investment adviser is Battery Management Corp., or together with BPIX, the Battery Companies. The managing members and officers of the Battery Companies who share voting and dispositive power with respect to such shares are Neeraj Agrawal, Michael Brown, Thomas J. Crotty, Jesse Feldman, Richard D. Frisbie, Kenneth P. Lawler, Roger H. Lee, R. David Tabors, and Scott R. Tobin. The address of each of these entities is One Marina Park Drive, Suite 1100, Boston, Massachusetts 02210.

(9)

Includes 9,259,989 shares held by WP AVLR Holdco LLC, or WP AVLR. WP AVLR is wholly-owned by Warburg Pincus Private Equity XI, L.P., or WPXI, which holds such interest through its subsidiary, WPXI Finance, LP, or WPXIF, and Warburg Pincus XI Partners, L.P., or WPXI Partners, and together with WPXI, the WPXI Funds. Of the 9,259,989 shares held by WP AVLR, 8,797,002 shares may be deemed to be indirectly held by WPXI, and 462,987 shares may be deemed to be indirectly held by WPXI Partners. WPXI GP, L.P., or WPXI GP, is the managing general partner of WPXIF. WPXI is the general partner of WPXI GP. Warburg Pincus XI, L.P., or WP XI GP, is the general partner of each of WPXI and WPXI Partners. WP Global LLC, or WP Global, is the general partner of WP XI GP. Warburg Pincus Partners II, L.P., or WPP II, is the managing member of WP Global. Warburg Pincus Partners GP LLC, or WPP GP LLC, is the general partner of WPP II. Warburg Pincus & Co., or WP, is the managing member of WPP GP LLC. Warburg Pincus LLC, or WP LLC, is the manager of the WPXI Funds. Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Managing Members and Co-Chief Executive Officers of WP LLC and may be deemed to control the Warburg Pincus entities. Each of WPXIF, WPXI Partners, WPXIF GP, WPXI, WP XI GP, WP Global, WPP II, WPP GP LLC, WP, WP LLC, and Messrs. Kaye and Landy disclaim beneficial ownership of the securities held by WP AVLR. The business address of the Warburg Pincus entities is c/o 450 Lexington Avenue, New York, New York 10017.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee assists our Board of Directors in oversight of (a) our accounting and financial reporting processes and the audits of our financial statements, (b) the independent auditor’s qualifications, independence, and performance, (c) our internal audit function, if any, and the performance of our internal accounting and financial controls, and (d) our compliance with legal and regulatory requirements. Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, was responsible for auditing the financial statements prepared by our management for the fiscal year ended December 31, 2018.

In connection with our review of Avalara’s audited financial statements for the fiscal year ended December 31, 2018, we relied on reports received from Avalara as well as the advice and information we received during discussions with Avalara’s management. In this context, we hereby report as follows:

(i) The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2018 with Avalara’s management.

(ii) The Audit Committee has discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standard No. 1301, Communications with Audit Committees.

(iii) The Audit Committee has received the written disclosures and the letter from Deloitte, the Company’s independent registered public accounting firm, required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

(iv) Based on the review and discussion referred to in paragraphs (i) through (iii) above, the Audit Committee recommended to Avalara’s Board of Directors that the audited financial statements be included in Avalara’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

Members of the Audit Committee:

Marion Foote (Chairman)

Benjamin Goux

Tami Reller

Chelsea Stoner

PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, DELOITTE & TOUCHE LLP, FOR THE YEAR ENDING DECEMBER 31, 2019

(Item No. 2 on the Proxy Card)

Our Audit Committee has selected, and is submitting for ratification by the shareholders its selection of, the firm of Deloitte & Touche LLP (“Deloitte”), to serve as our independent registered public accounting firm for the year ending December 31, 2019 and until their successors are appointed. Although action by shareholders is not required by law, the Audit Committee has determined that it is desirable to request approval of this selection by the shareholders. Notwithstanding the selection, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of Avalara and our shareholders. In the event of a negative vote on ratification, the Audit Committee will reconsider the selection of Deloitte as our independent registered public accounting firm.

Representatives of Deloitte will be present at the Annual Meeting and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees and related expenses for professional services provided by Deloitte during the years ended December 31, 2018 and 2017. The Audit Committee considered the provision of the services corresponding to these fees, and the Audit Committee believes that the provision of these services is compatible with Deloitte maintaining its independence.

	2018	2017
Audit fees(1)	$1,671,091	$1,441,360
Audit-related fees(2)	51,259	6,259
Tax fees	—	—

Total	$1,722,350	$1,447,619

(1)

Audit fees consisted principally of work performed in connection with the audit of our annual financial statements, review of our unaudited quarterly financial statements, our public stock offering, and statutory audits for certain foreign subsidiaries.

(2)	Audit-related fees consisted of accounting consultation in connection with our adoption of ASC 606 and fees for access to accounting research tools.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires pre-approval of all audit and non-audit services provided by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services after the committee is provided with appropriate details regarding the specific services to be provided. The policy does not permit delegation of the committee’s authority to management. The committee has delegated authority to the Chair of the Audit Committee to pre-approve proposed services not previously approved between regularly scheduled Audit Committee meetings. We adopted these pre-approval policies in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and all of the professional services listed herein were approved in accordance with these policies.

All of the services relating to the fees described in the table above were approved by our Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2019.

ADDITIONAL INFORMATION

Shareholder Proposals for the 2020 Annual Meeting of Shareholders

Pursuant to Rule 14a-8(e) under the Exchange Act, to be considered for inclusion in next year’s proxy statement and form of proxy, shareholder proposals for the 2020 annual meeting of shareholders must be received at our principal executive offices no later than the close of business on December 31, 2019. As prescribed by Rule 14a-8(b) under the Exchange Act, a shareholder must, among other things, have continuously held at least $2,000 in market value, or 1%, of our outstanding stock for at least one year by the date of submitting the proposal, and the shareholder must continue to own such stock through the date of the annual meeting.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2020 annual meeting of shareholders, shareholders are advised to review our bylaws as they contain requirements with respect to advance notice of shareholder proposals not intended for inclusion in our proxy statement and director nominations. To be timely, a shareholder’s written notice of the proposal or nomination must be delivered to and received by our Corporate Secretary in accordance with Section 2.6.1 of our bylaws. Our bylaws require that such notice be given not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders or, in the event that no annual meeting was held in the previous year, then to be timely such notice must be delivered to and received by the Secretary no earlier than 120 days prior to the next annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which a public announcement of the date of the meeting was first made. To be timely for the 2020 annual meeting of shareholders, a shareholder’s notice must be received by us between February 20, 2020 and March 21, 2020. Such proposals should be delivered or mailed to the attention of our Corporate Secretary at our principal executive office, which is Avalara, Inc., 255 South King Street, Suite 1800, Seattle, WA 98104. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

These shareholder notices must contain information required by our bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. If a matter is properly brought before our next annual meeting under the procedures outlined in this section, the proxy holders named by our Board of Directors will have the discretion to vote on such matter without having received directions from shareholders delivering proxies to them for such meeting, provided that our proxy statement for our next meeting briefly describes the matter and how the proxy holders intend to vote on it.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires our directors, our executive officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from these officers and directors, we believe that all Section 16(a) filing requirements were met during the year ended December 31, 2018. In 2019, a late Form 3 was filed on behalf of Ms. Zwickert in connection with her appointment as a director.

Available Information

We will mail, without charge, upon written request, a copy of our annual report on Form 10-K for the year ended December 31, 2018, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Avalara, Inc.

Attn: Investor Relations

255 South King Street, Suite 1800

Seattle, WA 98104

The annual report is also available on our investor relations website, which is located at https://investor.avalara.com, by clicking on “SEC Filings” under the heading “Financials and Filings.”

Electronic Delivery of Shareholder Communications

We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your shareholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the Internet, and you can submit your shareholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

•

Registered Owner (you hold our common stock in your own name through our transfer agent, American Stock Transfer & Trust Company, LLC, or you are in possession of stock certificates): visit www.astfinancial.com and log into your account to enroll.

•

Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee, or a nominee): if you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee, or nominee.

Your electronic delivery enrollment will be effective until you cancel it. Shareholders who are record owners of shares of our common stock may call American Stock Transfer & Trust Company, LLC, our transfer agent, at (800) 937-5449 or visit www.astfinancial.com with questions about electronic delivery.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the Board of Directors knows of no other business that will be conducted at the Annual Meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors,

Alesia L. Pinney

Executive Vice President, General Counsel, and Secretary

April 29, 2019

ANNUAL MEETING OF SHAREHOLDERS OF

AVALARA, INC.

June 19, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at - http://www.astproxyportal.com/ast/22225

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

⬛ 20430000000000001000 7	061919

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors:					2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	Edward Gilhuly Scott McFarlane Tami Reller Kathleen Zwickert	Class I nominee Class I nominee Class I nominee Class III nominee
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL
NOMINEES in Proposal 1 and FOR Proposal 2.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ∎	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	∎

ANNUAL MEETING OF SHAREHOLDERS OF

AVALARA, INC.

June 19, 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at - http://www.astproxyportal.com/ast/22225
i Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. i

⬛ 20430000000000001000 7	061919

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors:					2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	Edward Gilhuly Scott McFarlane Tami Reller Kathleen Zwickert	Class I nominee Class I nominee Class I nominee Class III nominee
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL
NOMINEES in Proposal 1 and FOR Proposal 2.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ∎	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	∎

		0		∎

	AVALARA, INC.

	Proxy for Annual Meeting of Shareholders on June 19, 2019 Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Scott McFarlane and Alesia Pinney, or either one of them, to act as attorneys-in-fact and proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of AVALARA, INC., to be held June 19, 2019 at 10:00 a.m. PT, at Avalara, Inc.’s headquarters, 255 South King Street, Suite 1800, Seattle, WA 98104, and at any adjournments or postponements thereof, as follows:

	(Continued and to be signed on the reverse side.)

∎	1.1		14475	∎